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                                                                  Exhibit 21.1


                  SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY LEGAL NAME                      JURISDICTION OF INCORPORATION
---------------------                      -----------------------------


Catapult Communications Limited            United Kingdom

Catapult Communications K.K.               Japan

     All subsidiaries of the registrant are wholly owned and do business under their legal names.